  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12 , 1997

                                                     REGISTRATION NO. 333-38395
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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                  ORCAD, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     5045                    93-1062832
(STATE OF INCORPORATION) (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                          CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)

                            9300 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008
                                (503) 671-9500
 (ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                              EXECUTIVE OFFICES)

                              MICHAEL F. BOSWORTH
                            CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ORCAD, INC.
                            9300 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008
                                (503) 671-9500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                           WILLIAM C. CAMPBELL, ESQ.
                           BRENDA L. MELTEBEKE, ESQ.
                   ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                         222 S.W. COLUMBIA, SUITE 1800
                            PORTLAND, OREGON 97201
                                (503) 226-1191

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and the effective time of the merger (the "Merger") of OCA Merger Corporation, a wholly owned subsidiary of OrCAD, Inc. with and into MicroSim Corporation as described in the Agreement and Plan of Merger dated as of October 13, 1997 (the "Merger Agreement"), attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

                               ----------------
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As a Delaware corporation OrCAD is subject to the General Corporation Law of the State of Delaware ("General Corporation Law") and the exculpation from liability and indemnification provisions contained therein. In accordance with
Section 102 of the General Corporation Law, Article VII of OrCAD's Restated Certificate of Incorporation (the "Certificate") eliminates the liability of OrCAD's directors to OrCAD or its stockholders for breach of fiduciary duty as a director, except for any liability related to breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock purchase or redemption, and certain other liabilities.

  Section 145 of the General Corporation Law allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interest and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the General Corporation Law, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with the defense of such claims. Corporations also may not indemnify against breaches of the duty of loyalty. The General Corporation Law provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

  The General Corporation Law also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's bylaws, any agreement, general or specific action of the board of directors, vote of stockholders or otherwise.

  The Restated Bylaws require OrCAD to indemnify its directors and officers to the fullest extent not prohibited by law. In addition, the Restated Bylaws deem that all rights to indemnification under the Restated Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contract between OrCAD and the director or officer who serves in such capacity.

  OrCAD has entered into indemnity agreements with each executive officer of OrCAD and each member of OrCAD's Board of Directors. These indemnity agreements provide for indemnification of the indemnitee to the fullest extent allowed by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

   NUMBER                             DESCRIPTION
   ------                             -----------
    2.0   Agreement and Plan of Merger dated as of October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation and MicroSim Corporation
           (Incorporated by reference to Appendix A to Joint Proxy
           Statement/Prospectus)
    3.1   Restated Certificate of Incorporation of OrCAD, Inc.*
    3.2   Restated Bylaws of OrCAD, Inc.*
    4.1   Rights Agreement dated September 18, 1992*
    4.2   Restricted Stock and Registration Rights Agreement dated May 30,
           1995*
    4.3   Piggyback Registration Rights Agreement dated December 1, 1995*

 NUMBER                               DESCRIPTION
 ------                               -----------
  5.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered+
  8.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to tax matters
 10.1   Form of Indemnity Agreement between OrCAD, Inc. and each of its executive officers and directors*
 10.2   1991 Non-Qualified Stock Option Plan*
 10.3   1995 Stock Option Plan*
 10.4   1995 Stock Option Plan for Nonemployee Directors*
 10.5   1995 Stock Incentive Plan*
 10.6   1996 Employee Stock Purchase Plan**
 10.7   Stock Exchange Agreement dated December 2, 1995 by and among OrCAD,
         Inc., Intelligent Systems Corporation, Stuart A. Harrington, Michel A.
         Burton, J. Leland Strange, Bonnie L. Herron, Francis A. Marks and
         Takeo Maruichi*
 10.8   Agreement and Plan of Reorganization dated as of May 10, 1995, by and among OrCAD, Inc., OM Merger, Inc. and Massteck Ltd.*
 10.9   Lease between Pen Nom I Corp. and OrCAD, Inc. dated May 31, 1993*
 10.10  Lease Agreement dated as of January 31, 1995 by and between Kurian
         Limited Partnership and Massteck Ltd.*
 10.11  Form of Advisory Agreement between OrCAD, Inc. and Wolfram H. Blume+
 10.12  Form of Employment Agreement between OrCAD, Inc. and Michael Wimbrow+
 11.0   Statement regarding earnings per share calculation+
 21.0   Subsidiaries of the Registrant*
 23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)+
 23.2   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in tax opinion filed as Exhibit 8.0)+
 23.3   Consent of KPMG Peat Marwick LLP--OrCAD, Inc.+
 23.4   Consent of Ernst & Young LLP--MicroSim Corporation+
 23.5   Consent of Redwood Partners LLC+
 24.0   Powers of Attorney (included in signature page in Part II of
         Registration Statement)+
 27.1   Financial Data Schedule
 99.1   Form of Proxy for OrCAD Special Meeting of Stockholders+
 99.2   Form of Proxy for MicroSim Special Meeting of Shareholders+
 99.3   Irrevocable Proxy dated October 13, 1997+
 99.4   Consent of Person About to Become a Director+

--------
 + Previously filed.
 * Incorporated herein by reference to Exhibits of the Company's Registration Statement on Form SB-2 as amended, effective March 1, 1996 (Commission Registration No. 333-00198-LA).
** Incorporated herein by reference to Exhibits of the Company's Form 10-K for the fiscal year ended December 31, 1995.

  (b) Financial Statements Schedules

    OrCAD, Inc.

     Schedule VIII--Valuation and Qualifying Accounts

  (c) Report, Opinion or Appraisal

    See Appendix B, to Joint Proxy Statement/Prospectus

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PORTLAND, STATE OF OREGON, ON THE 12TH DAY OF DECEMBER, 1997.

                                          OrCAD, INC.

                                          By:    /s/ Michael F. Bosworth
                                            ___________________________________
                                                    MICHAEL F. BOSWORTH
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN DULY SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON DECEMBER 12, 1997.


              SIGNATURE                                  TITLE

      /s/ Michael F. Bosworth           President and Chief Executive Officer
-------------------------------------    (Principal Executive Officer)
         MICHAEL F. BOSWORTH

        /s/ P. David Bundy              Chief Accounting Officer and Secretary
-------------------------------------    (Principal Financial and Accounting
           P. DAVID BUNDY                Officer)

          John C. Savage *              Director
-------------------------------------
           JOHN C. SAVAGE

        Richard P. Magnuson *           Director
-------------------------------------
         RICHARD P. MAGNUSON

           James B. Moon *              Director
-------------------------------------
            JAMES B. MOON

        Stephen W. Director *           Director
-------------------------------------
         STEPHEN W. DIRECTOR

*By:  /s/ Michael F. Bosworth
  ___________________________________
         MICHAEL F. BOSWORTH
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 NUMBER                          DESCRIPTION                           PAGE NO.
 ------                          -----------                           --------
  2.0   Agreement and Plan of Merger dated as of October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation and
        MicroSim Corporation (Incorporated by reference to Appendix
        A to Joint Proxy Statement/Prospectus)
  3.1   Restated Certificate of Incorporation of OrCAD, Inc.*
  3.2   Restated Bylaws of OrCAD, Inc.*
  4.1   Rights Agreement dated September 18, 1992*
  4.2   Restricted Stock and Registration Rights Agreement dated May
        30, 1995*
  4.3   Piggyback Registration Rights Agreement dated December 1,
        1995*
  5.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to
        the legality of the securities being registered+
  8.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to
        tax matters
 10.1   Form of Indemnity Agreement between OrCAD, Inc. and each of its executive officers and directors*
 10.2   1991 Non-Qualified Stock Option Plan*
 10.3   1995 Stock Option Plan*
 10.4   1995 Stock Option Plan for Nonemployee Directors*
 10.5   1995 Stock Incentive Plan*
 10.6   1996 Employee Stock Purchase Plan**
 10.7   Stock Exchange Agreement dated December 2, 1995 by and among
        OrCAD, Inc., Intelligent Systems Corporation, Stuart A.
        Harrington, Michel A. Burton, J. Leland Strange, Bonnie L.
        Herron, Francis A. Marks and Takeo Maruichi*
 10.8   Agreement and Plan of Reorganization dated as of May 10,
        1995, by and among OrCAD, Inc., OM Merger, Inc. and Massteck
        Ltd.*
 10.9   Lease between Pen Nom I Corp. and OrCAD, Inc. dated May 31,
        1993*
 10.10  Lease Agreement dated as of January 31, 1995 by and between
        Kurian Limited Partnership and Massteck Ltd.*
 10.11  Form of Advisory Agreement between OrCAD, Inc. and Wolfram
        H. Blume+
 10.12  Form of Employment Agreement between OrCAD, Inc. and Michael
        Wimbrow+
 11.0   Statement regarding earnings per share calculation+
 21.0   Subsidiaries of the Registrant*
 23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
        (included in legal opinion filed as Exhibit 5.0)+
 23.2   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
        (included in tax opinion filed as Exhibit 8.0)+
 23.3   Consent of KPMG Peat Marwick LLP--OrCAD, Inc.+
 23.4   Consent of Ernst & Young LLP--MicroSim Corporation+
 23.5   Consent of Redwood Partners LLC+
 24.0   Powers of Attorney (included in signature page in Part II of
        Registration Statement)+
 27.1   Financial Data Schedule
 99.1   Form of Proxy for OrCAD Special Meeting of Stockholders+
 99.2   Form of Proxy for MicroSim Special Meeting of Shareholders+
 99.3   Irrevocable Proxy dated October 13, 1997+
 99.4   Consent of Person About to Become a Director+

--------
 + Previously filed.
 * Incorporated herein by reference to Exhibits of the Company's Registration Statement of Form SB-2 as amended, effective March 1, 1996 (Commission Registration No. 333-00198-LA).
** Incorporated herein by reference to Exhibits of the Company's Form 10-K for the fiscal year ended December 31, 1995.